Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting
to be Held on January 22, 2015

This notice is to inform you that the proxy materials for the Annual Shareholders' Meeting are now available through Trinity Capital Corporation's website.

We have again delivered your Annual Report and Proxy Statement via the LANB website.  We believe this means of delivery embraces our values of innovation and social responsibility and will reduce waste as well as the costs associated with printing and mailing Trinity's Annual Report and Proxy Statement.  Once again you have the ability to vote online. Online voting instructions are located on the next page of this Notice.  You will still receive a Proxy Form in a separate mailing to be sent on or about December 22, 2014 and may complete your vote online, by mail, or in person at the Annual Meeting.

The following materials are available for review at: http://www.lanb.com/Annual-Report.aspx.

2013 Annual Report	Notice Regarding Availability of Proxy Materials and Shareholder Meeting Map	Proxy Statement

If you wish to receive a printed copy of these documents, you must request one. There is no charge for requesting a printed copy and it will be sent within three business days.  Please make your request for printed materials through one of the contacts listed on the back page of this mailing. You may request materials at any time; however, to ensure delivery prior to the Annual Meeting, please make your request before January 15, 2015.

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials prior to voting.

Matters and
Annual Shareholders' Meeting

Shareholders of Trinity Capital Corporation are invited to the Annual Meeting.

Date:	January 22, 2015
Time:	5:00 p.m.—Reception
6:00 p.m.—Annual Meeting
Place:	Los Alamos High School
Duane Smith Auditorium
1300 Diamond Drive
Los Alamos, New Mexico 87544

Voting Matters

The following items are to be voted upon at the Annual Shareholders' Meeting:

Item I—Election of Class I Directors: The Board of Directors has nominated two persons to serve as Class I directors, both of whom are incumbent directors.  The Nominees are: John S. Gulas and Charles A. Slocomb. The Board recommends you vote "For" both nominees.
Item II—Election of Class II Directors: The Board of Directors has nominated two persons to serve as Class II directors, both of whom are incumbent directors.  The Nominees are: Jerry Kindsfather and Robert P. Worcester. The Board recommends you vote "For" all both nominees.
Item III—Approval of Advisory Proposal on Executive Compensation: Trinity's Board of Directors set forth an advisory resolution endorsing the compensation program for Trinity's Named Executive Officers which states:

"Resolved, that the shareholders approve the compensation of Trinity Capital Corporation's executives as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures contained in the Proxy Statement dated December 12, 2014."

This vote is advisory, meaning that it will not be binding upon the Board of Directors; however, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements. The Board recommends you vote "For" approval of the proposal.
Item IV –Advisory Vote: on the frequency with which shareholders will vote on the compensation of Trinity's named executive officers:
"Resolved, that the stockholders of Trinity Capital Corporation determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in the Company's Proxy Statement for its annual meeting of stockholders, beginning with the Annual Meeting of Stockholders held on January 22, 2015, is (i) every year, (ii) every two years, or (iii) every three years."
The Board recommends you vote for the "Every Year" frequency alternative.

Item V – Approval of the Trinity Capital Corporation 2015 Long-Term Incentive Plan. The Board recommends you vote "For" the approval of the Plan.
Item VI—Ratification of Auditors: Trinity's Audit Committee has selected Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014. The Board recommends you vote "For" ratification of the auditors.

How to Vote Your Shares

Shareholders of record as of the close of business on December 8, 2014, will be entitled to vote their shares at the Annual Meeting.  Your vote is very important.  If you are the record holder of your shares, you may vote online, by mail or in person at the meeting.

Voting Online:  To vote online, you will need the Holder ID and Control Code provided on the next page, to authenticate your identity, vote your shares, and confirm that your vote has been properly recorded.  Please have this information available and go to http://www.lanb.com/Annual-Report.aspx or on LANB's website (www.lanb.com) click on the link to "TCC Annual Report."   Click on the words "Vote Here" and enter the Holder ID and Control Code.  Please click on the radio buttons to select how you wish to vote on the electronic Proxy Form then click once on the "Submit" button. You will then be taken back to the Annual Meeting webpage and have completed your vote.  You may log on and vote 24 hours a day, 7 days a week. The deadline to vote online is 6:00 p.m. MST on January 22, 2015.  If you vote online and do not wish to change your vote, please do not complete and return the Proxy Form you will receive on or about December 22, 2014.

Voting by Mail: To vote by mail, complete and sign the Proxy Form that will be mailed to you in a separate mailing on or about December 22, 2014, and return it in the accompanying pre-addressed envelope. No postage is required if mailed in the United States. If you do not receive a Proxy Form in the separate mailing, please contact us.

Voting in Person: To vote in person, please come to the meeting on January 22, 2015. We will distribute paper ballots to anyone who wants to vote at the meeting. Please note: if your shares are held in the name of your broker or fiduciary, you will need to obtain a legal proxy from your broker or fiduciary in order to vote in person at the meeting.

If you have multiple accounts, you must submit a Proxy Form or vote in person for each account to ensure all shares are voted.  Even if you plan to attend the Annual Meeting, you should vote online or sign and return your Proxy Form in advance of the Annual Meeting in case your plans change.

Your shares will be voted as you instruct by marking your Proxy Form. If you submit a Proxy Form but do not provide voting instructions, the shares represented by your Proxy Form will be voted "for" both Class I director nominees named in the Proxy Statement; "for" all three Class II director nominees named in the Proxy Statement; "for" the advisory resolution on executive compensation; "for" the approval of the "every year" frequency of the Advisory Resolution on Executive Compensation; "for" approval of the Trinity Capital Corporation 2015 Long-Term Incentive Plan; and "for" the ratification of Trinity's auditors; and in accordance with the judgment of the proxy holders on any other matter properly brought before the meeting and any adjournments and postponements of the meeting.

Online Voting Instructions

The following information is for each of the accounts registered to your household, along with the number of shares, the Holder ID, and the Control Code necessary to authenticate your identity and allow you to vote online. Please have this information available and go to http://www.lanb.com/Annual-Report.aspx, then click on "Vote Here," or through the LANB website (www.lanb.com) use the link for "TCC Annual Report" then click on "Vote Here" to login and vote online.

[HOLDER ID]                                                      [SHAREHOLDER NAME]                                                                      [# OF SHARES]                                                      [CONTROL CODE]

Contact Trinity Capital Corporation

Please contact the Trinity Capital Corporation Stock Representative, Kevin Schultz, at the telephone, e-mail address or the mailing address below, to make inquiries or the following requests:
ᶱ	If you wish to receive physical copies of the Proxy Materials;
ᶱ	If you do not receive your Proxy Form via a separate mailing on or about December 22, 2014;
ᶱ	If you need to change or correct your name, address or other information; or
ᶱ	You have any questions regarding the receipt of Proxy Materials, voting or the Annual Shareholder Meeting.

Internet—	E-mail—
http://www.lanb.com/Annual-Report.aspx	tcc@lanb.com

Telephone—	U.S. Mail—
(800) 684-5262	Trinity Capital Corporation
Kevin Schultz - 505-661-2261	Post Office Box 60
Los Alamos, New Mexico 87544